Exhibit 10.27

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 14, 2023, is entered into by and among PHATHOM PHARMACEUTICALS, INC., a Delaware corporation (“Phathom”), each of its Subsidiaries from time to time party to the Loan Agreement (as defined below) as borrower (together with Phathom, individually or collectively, as the context may require, “Borrower”), the several banks and other financial institutions or entities parties to this Amendment (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (as defined in the Loan Agreement) (together with its successors and assigns, in such capacity, the “Agent”).

A.
Borrower, Lenders and the Agent are parties to that certain Loan and Security Agreement, dated as of September 17, 2021 (as amended by that certain Consent and First Amendment to Loan and Security Agreement dated as of May 3, 2022, as further amended by that certain Second Amendment to Loan and Security Agreement dated as of September 26, 2022, as further amended by that certain Third Amendment to Loan and Security Agreement dated as of May 9, 2023, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date of this Amendment, the “Loan Agreement”). The Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.
Borrower has requested that Agent and the Lenders amend the Loan Agreement to (i) adjust the availability of Tranche II, Tranche III and Tranche IV and the Term Loan Advances pursuant to Sections 2.1(a)(ii), 2.1(a)(iii) and 2.1(a)(iv) of the Loan Agreement, (ii) incorporate a new Tranche V and Tranche VI pursuant to Sections 2.1(a)(v) and 2.1(a)(vi) of the Loan Agreement, (iii) adjust the parameters of the financial covenants set forth in Section 7.20 of the Loan Agreement, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein. Agent and Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
SECTION 1
Definitions; Interpretation.
(a)
Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement (as amended by this Amendment).
(b)
Rules of Construction. The rules of construction in Section 1.2 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2
Amendments to the Loan Agreement.
(a)
Upon the occurrence of the Fourth Amendment Effective Date, the Loan Agreement is hereby amended as follows:
(i)
New Definition. The following definitions are added to Section 1.1 of the Loan Agreement in their proper alphabetical order:

““Base Rate” means the greater of (a) (i) the Prime Rate plus (ii) 1.35%, and (b) 9.85%.

“Fourth Amendment” means that certain Fourth Amendment to Loan and Security Agreement, dated as of December 14, 2023, by and among the Borrower, Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” has the meaning given to such term in the Fourth Amendment.

“Modified Rate” means the greater of (a) (i) the Prime Rate plus (ii) 1.00%, and (b) 9.50%.

“Performance Covenant B Milestone Date” means the first date on which Borrower has reported to Agent, subject to verification by Agent (acting reasonably), that T3M Net Product Revenue was no less than $35,000,000 for any three-month period ending on the final day of any month falling from the Fourth Amendment Effective Date until the Term Loan Maturity Date.

“Prime Rate” means the lesser of (a) the “prime rate” as reported in The Wall Street Journal or any successor publication thereto, and (b) 9.00%.

“Tranche I” means the advances pursuant to Section 2.1(a)(i).

“Tranche II Facility Charge” means 0.50% of the principal amount of any Advance pursuant to Tranche II, which is payable to Lenders in accordance with Section 4.2(d).

“Tranche III Milestone Date” means the earliest to occur of (a) March 15, 2024, and (b) the date on which Tranche II is drawn in full.

“Tranche IV Milestone Date” means the earliest to occur of (a) June 15, 2024, and (b) the date on which Tranche III is drawn in full.

“Tranche V” means the advances pursuant to Section 2.1(a)(v).

“Tranche V Facility Charge” means 0.50% of the principal amount of any Advance pursuant to Tranche V, which is payable to Lenders in accordance with Section 4.2(g).

“Tranche V Milestone Date” means the first date on which Borrower has reported to Agent, subject to verification by Agent (acting reasonably), that T3M Net Product Revenue was no less than $60,000,000 for any three-month period ending on the final day of any month falling from the Fourth Amendment Effective Date until (and including) June 30, 2025.

“Tranche VI” means the advances pursuant to Section 2.1(a)(vi).

“Tranche VI Facility Charge” means 0.50% of the principal amount of any Advance pursuant to Tranche VI, which is payable to Lenders in accordance with Section 4.2(h).

“Tranche VI Milestone Date” means the first date on which Borrower has reported to Agent, subject to verification by Agent (acting reasonably), that T3M Net Product Revenue was no less than $80,000,000 for any three-month period ending on the final day of any month falling from the Fourth Amendment Effective Date until (and including) December 31, 2025.”

(ii)
Amended and Restated Definitions. The following definitions appearing in Section 1.1 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

““Amortization Date” means December 1, 2027.

“Performance Covenant B” means that Borrower at all times maintains Qualified Cash in an amount greater than or equal to (x) the outstanding principal amount of the Term Loan Advances, multiplied by (y) (i) at all times prior to the Performance Covenant B Milestone Date, 50%, and (ii) at all times on and after the Performance Covenant B Milestone Date, 35%.

“Performance Covenant C” means Borrower’s achievement of T3M Net Product Revenue equal to or greater than the least of (i) (x) as of any testing date occurring from January 1, 2024 until December 31, 2024, 30% of the amount set forth for the applicable month in the Performance Covenant C Schedule, or (y) thereafter, 25% of the amount set forth for the applicable month in the Performance Covenant C Schedule, and (ii) $120,000,000, tested monthly.

“Performance Covenant C Schedule” means that certain Performance Covenant C Schedule delivered by Borrower to the Agent, and approved by the Agent, after the Third Amendment Effective Date but prior to the Fourth Amendment Effective Date.

“Term Loan Cash Interest Rate” means, for any day, a per annum rate of interest equal to (a) prior to the Fourth Amendment Effective Date, the greater of (i) (x) the prime rate as reported in The Wall Street Journal plus (y) 2.25%, and (ii) 5.50%, and (b) on and from the Fourth Amendment Effective Date, (i) prior to the Tranche VI Milestone Date, the Base Rate, and (ii) on and from the Tranche VI Milestone Date, the Modified Rate.

“Term Loan Maturity Date” means December 1, 2027; provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

“Term Loan PIK Interest Rate” means, for any day, a per annum rate of interest equal to (a) on any day prior to the Fourth Amendment Effective Date, 3.35%, and (b) thereafter, 2.15%.

“Tranche III Facility Charge” means 0.50% of the principal amount of any Advance pursuant to Tranche II, which is payable to Lenders in accordance with Section 4.2(e).

“Tranche IV Facility Charge” means 0.50% of the principal amount of any Advance pursuant to Tranche II, which is payable to Lenders in accordance with Section 4.2(f).”

(iii)
Deleted Definitions. The following defined terms set forth in Section 1.1 of the Loan Agreement hereby are deleted in their entirety: “Availability Trigger”; “First Interest Only Extension Conditions”; “Initial Performance Covenant Test Date”; “Performance Test Period”; “PDUFA Action Date”; “Second Interest Only Extension Conditions”.

(iv)
Amended and Restated Cross References. The following terms appearing in Section 1.2 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

Defined Term	Section
“Agent”	Preamble
“Assignee”	11.13
“Borrower”	Preamble
“Claims”	11.10
“Collateral”	3.1
“Confidential Information”	11.12
“End of Term Charge”	2.5
“Event of Default”	9
“Financial Statements”	7.1
“Initial End of Term Charge”	2.5
“Lenders”	Preamble
“Maximum Rate”	2.2
“Performance Covenant	7.20
Cure”	Cure”
“Prepayment Charge”	2.4
“Publicity Materials”	11.18
“Register”	11.7
“Rights to Payment”	1.1
“SBA”	7.16
“SBIC”	7.16
“SBIC Act”	7.16
“Subsequent End of Term Charge”	2.5

(v)
Tranche II Commitment. Section 2.1(a)(ii) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“(ii) Tranche II. Subject to the terms and conditions of this Agreement, beginning on the Fourth Amendment Effective Date and continuing through and including March 15, 2024, Borrower may request, and Lenders shall severally (and not jointly) make, one or more additional Term Loan Advances in minimum increments of $10,000,000 (or if less than $10,000,000, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.1(a)(ii)) in an aggregate principal amount up to $50,000,000. Borrower shall request no less than $40,000,000 in Term Loan Advances under this Section 2.1(a)(ii) on the Fourth Amendment Effective Date.”

(vi)
Tranche III Commitment. Section 2.1(a)(iii) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“(iii) Tranche III. Subject to the terms and conditions of this Agreement, beginning on the occurrence of the Tranche III Milestone Date and continuing through and including June 15, 2024, Borrower may request, and Lenders shall severally (and not jointly) make, a single Term Loan Advance in a principal amount of $25,000,000.”

(vii)
Tranche IV Commitment. Section 2.1(a)(iv) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“(iv) Tranche IV. Subject to the terms and conditions of this Agreement, beginning on the occurrence of the Tranche IV Milestone Date and continuing through and including December 15, 2024, Borrower may request, and Lenders shall severally (and not jointly) make, a single Term Loan Advance in a principal amount of $25,000,000.”

(viii)
Tranche V Commitment. The following new Section 2.1(a)(v) of the Loan Agreement is hereby inserted in Section 2.1 of the Loan Agreement immediately following Section 2.1(a)(iv):

“(v) Tranche V. Subject to the terms and conditions of this Agreement, beginning on the occurrence of the Tranche V Milestone Date and continuing through and including the earlier of (A) June 30, 2025 and (B) the date which is 90 days after the Tranche V Milestone Date, Borrower may request, and Lenders shall severally (and not jointly) make, one or more additional Term Loan Advances in minimum increments of $25,000,000 (or if less than $25,000,000, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.1(a)(v)) in an aggregate principal amount up to $50,000,000.”

(ix)
Tranche VI Commitment. The following new Section 2.1(a)(vi) of the Loan Agreement is hereby inserted in Section 2.1 of the Loan Agreement immediately following Section 2.1(a)(v):

“(vi) Tranche VI. Subject to the terms and conditions of this Agreement, beginning on the occurrence of the Tranche VI Milestone Date and continuing through and including the earlier of (A) December 31, 2025 and (B) the date which is 90 days after the Tranche VI Milestone Date, Borrower may request, and Lenders shall severally (and not jointly) make, one or more additional Term Loan Advances in minimum increments of $25,000,000 (or if less than $25,000,000, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.1(a)(vi)) in an aggregate principal amount up to $50,000,000.”

(x)
Advance Request. Section 2.1(b) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“(b) Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request to Agent at least ten (10) Business Days (or such shorter period as the Agent may agree to in its sole discretion) before the Advance Date, other than the Term Loan Advance to be made on the Closing Date or the Fourth Amendment Effective Date, which shall be at least one (1) Business Day before the Advance Date. Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date. The proceeds of any Term Loan Advance shall be deposited into an account that is subject to an Account Control Agreement.

(xi)
Prepayment. Section 2.4 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“2.4 Prepayment. At its option, Borrower may at any time prepay all or a portion of the outstanding Advances by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest thereon, together with a prepayment charge equal to (a) where such prepayment occurs prior to October 1, 2026, one and one quarter percent (1.25%) of the principal amount of the Advance being prepaid, or (b) where such prepayment occurs on or after October 1, 2026, one-half of one percent (0.50%) of the principal amount of the Advance being prepaid (a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date upon the occurrence of a Change in Control. Notwithstanding the foregoing, Agent and Lenders agree to waive the Prepayment Charge if (i) Borrower prepays all the outstanding advances as the result of the occurrence of a Change in Control, or (ii) Agent and Lenders or their respective Affiliates (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date. Any amounts paid under this Section shall be applied by Agent to the then unpaid amount of any Secured Obligations (including principal and interest) pro rata to all scheduled amounts owed. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.”

(xii)
End of Term Charge. Section 2.5 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“2.5 End of Term Charge. On the earliest to occur of (i) October 1, 2026, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable in full pursuant to the terms of this Agreement, Borrower shall pay Lenders a charge of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Initial End of Term Charge”). On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable in full pursuant to the terms of this Agreement, Borrower shall pay Lenders a charge of the sum of (A) One Million Dollars ($1,000,000), plus (B) 3.00% of the aggregate original principal amount of the Term Loan Advances made hereunder (but excluding the original principal amount of the Term Loan Advances made under Tranche I) (the “Subsequent End of Term Charge”; together with the Initial End of Term Charge, collectively, the “End of Term Charge”). Notwithstanding the required payment date of such End of Term Charge, the applicable pro rata portion of the End of Term Charge shall be deemed earned by Lenders on the date the applicable Term Loan Advance is made. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.”

(xiii)
Treatment of Prepayment Charge and End of Term Charge. All references to “the Closing Date” in Section 2.8 of the Loan Agreement shall hereby be amended in their entirety and replaced with “the Closing Date and the Fourth Amendment Effective Date”.
(xiv)
Further Conditions Precedent. Section 4.2 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“4.2 All Advances. On each Advance Date:

(a) Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b), duly executed by Borrower’s Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, and (ii) any other documents Agent may reasonably request in its good faith business discretion.

(b) The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the applicable Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d) With respect to any Advance pursuant to Tranche II, Borrower shall have paid the Tranche II Facility Charge.

(e) With respect to any Advance pursuant to Tranche III, Borrower shall have paid the Tranche III Facility Charge.

(f) With respect to any Advance pursuant to Tranche IV, Borrower shall have paid the Tranche IV Facility Charge.

(g) With respect to any Advance pursuant to Tranche V, Borrower shall have paid the Tranche V Facility Charge.

(h) With respect to any Advance pursuant to Tranche VI, Borrower shall have paid the Tranche VI Facility Charge.

Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in subsections (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.”

(xv)
Minimum Cash. Section 7.20(a)(i) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“At all times, Borrower shall maintain Qualified Cash in an amount greater than or equal to (x) the outstanding aggregate principal amount of the Term Loan Advances, multiplied by (y) 20%.”

(xvi)
Performance Covenant. Section 7.20(b) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“(b) Performance Covenant. Beginning on such date for which financial statements have been (or are required to be delivered) under Section 7.1(a) for the month ending September 30, 2024 and at all times thereafter, Borrower shall satisfy either of (i) Performance Covenant A or Performance Covenant B, tested at all times, or (ii) Performance Covenant C, tested monthly.”

(xvii)
Exhibit A to the Loan Agreement is hereby replaced with Exhibit A attached hereto.
(xviii)
Exhibit E to the Loan Agreement is hereby replaced with Exhibit E attached hereto.
(xix)
Exhibit I to the Loan Agreement is hereby deleted in its entirety.
(xx)
Schedule 1.1(a) to the Loan Agreement is hereby replaced with Schedule 1.1(a) attached hereto.
(b)
References Within Loan Agreement. Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder”, or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment. This Amendment shall be a Loan Document.
SECTION 3
Amendment Fee. Borrower will pay to Agent, for the account of the Lenders (in accordance with Section 2.6 of the Loan Agreement), an amendment fee (the “Amendment Fee”) equal to Two Hundred Fifty Thousand Dollars ($250,000). The Amendment Fee shall be fully earned, due and payable on the date hereof.
SECTION 4
Conditions of Effectiveness. The effectiveness of this Amendment (the “Fourth Amendment Effective Date”) shall be subject to Agent’s receipt of the following documents, in form and substance satisfactory to Agent, or, as applicable, the following conditions being met:
(a)
this Amendment, executed by Agent, each Lender and Borrower;
(b)
Borrower shall have paid (i) the Amendment Fee, (ii) the Tranche II Facility Charge payable for the Term Loan Advances requested pursuant to Section 4(c), (iii) all invoiced costs and expenses then due in accordance with Section 7(d), and (iv) all other fees, costs and expenses, if any, due and payable as of the date hereof under the Loan Agreement;
(c)
Borrower shall have submitted an Advance Request for Term Loan Advances under Tranche II in an amount that is no less than $40,000,000;
(d)
a good standing certificate of Borrower, certified by the Secretary of State of Delaware, dated as of a date no earlier than 30 days prior to the date hereof;
(e)
certified copies, dated as of a recent date, of financing statement and other lien searches of Borrower, as Agent may request and which shall be obtained by Agent, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searches either (i) will be terminated prior to or in connection with the execution of this Amendment, or (ii) in the sole discretion of Agent, will constitute Permitted Liens; and

(f)
on the Fourth Amendment Effective Date, immediately after giving effect to the amendment of the Loan Agreement contemplated hereby:
(i)
the representations and warranties contained in Section 5 shall be true and correct on and as of the Fourth Amendment Effective Date as though made on and as of such date; and
(ii)
there exist no Events of Default or events that with the passage of time would result in an Event of Default.
SECTION 5
Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date, and (a) that no Event of Default has occurred and is continuing; (b) that there has not been and there does not exist a Material Adverse Effect; (c) Lenders have and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Lenders, pursuant to the Loan Documents or otherwise granted to or held by Lenders; (d) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (e) the execution, delivery and performance of this Amendment by Borrower will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues. For the purposes of this Error! Reference source not found.5, each reference in Section 5 of the Loan Agreement to “this Agreement,” and the words “hereof”, “herein”, “hereunder”, or words of like import in such Section, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
SECTION 6
Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
SECTION 7
Miscellaneous.
(a)
Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.
(i)
Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.
(ii)
Borrower hereby expressly (1) reaffirms, ratifies and confirms its Secured Obligations under the Loan Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3 of the Loan Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan Agreement, including without limitation any Term Loan Advances funded on or after the Fourth Amendment Effective Date, as of the date hereof, and with effect from (and including) the Fourth Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Loan Agreement, as amended by this Amendment, and the other Loan Documents, (4) agrees that this Amendment shall be a “Loan Document” under the Loan Agreement, and (5) agrees that the Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.
(iii)
This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and the Lenders) security titles to or other liens on any Collateral for the Secured Obligations.
(b)
Conditions. For purposes of determining compliance with the conditions specified in Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.
(c)
No Reliance. Borrower hereby acknowledges and confirms to Agent and Lenders that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(d)
Costs and Expenses. Borrower agrees to pay to Agent on the date hereof the out-of-pocket costs and expenses of Agent and each Lender party hereto, and the documented out-of-pocket fees and disbursements of counsel to Agent and each Lender party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof.

(e)
Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.
(f)
Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(g)
Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
(h)
Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
(i)
Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
(j)
Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

PHATHOM PHARMACEUTICALS, INC.

Signature: /s/ Molly Henderson

Print Name: Molly Henderson

Title: Chief Financial and Business Officer

[SIGNATURES CONTINUE ON THE NEXT PAGE]

AGENT:

HERCULES CAPITAL, INC.

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: Chief Financial Officer

LENDERS:

HERCULES CAPITAL, INC.

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: Chief Financial Officer

HERCULES VENTURE GROWTH CREDIT OPPORTUNITIES FUND 1 L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: Authorized Signatory

HERCULES PRIVATE CREDIT FUND 1 L.P.

By: Hercules Adviser LLC, its Investment Adviser

By: /s/ Seth Meyer

Print Name: Seth Meyer

Title: Authorized Signatory

HERCULES Private global venture growth fund I L.P.

By: Hercules Private Global Venture Growth Fund GP I LLC, its general partner

By: Hercules Adviser LLC, its sole member

Signature: /s/ Seth Meyer

Print Name: Seth Meyer

Title: Chief Financial Officer

Sagard Healthcare Partners (Delaware), LP

By: Sagard Healthcare Royalty Partners GP LLC, its general partner

Signature: /s/ Jason Sneah

Print Name: Jason Sneah

Title: Manager

Signature: /s/ Adam Vigna

Print Name: Adam Vigna

Title: Chief Investment Officer

Table of Exhibits and Schedules

Exhibit A: Advance Request

Exhibit E: Compliance Certificate

Schedule 1.1(a): Term Commitments